UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2016

SOUTHERN CONCEPTS RESTAURANT GROUP, INC.
 (Name of registrant as specified in its charter)

Colorado	000-53853	80-0182193
State of Incorporation	Commission File Number	IRS Employer Identification No.

2 N. Cascade Ave Suite1400
Colorado Springs, CO 80903
 (Address of principal executive offices)

719-265-5821
Telephone number, including
Area code

_____________________________
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of the Company’s shareholders held on March 9, 2016, (the “Annual Meeting”) the shareholders approved an amendment to the Company’s Articles of Incorporation to increase the authorized Common Stock of the Company from 120,000,000 to 125,000,000.

In addition, as of February 3, 2016, 4,428,791 shares of Series A Preferred Stock (the “Series A Stock”), converted to common shares, leaving 456,068 Series A Preferred Stock issued and outstanding.  The Certificate of Designation of the Company’s Series A Stock requires that any shares of Series A Stock that are converted into Common Stock be cancelled and are not available for reissuance by the Company.

In accordance with the foregoing, on March 11, 2016, the Company filed an amendment to its Articles of Incorporation with the Colorado Secretary of State, (i) decreasing the authorized preferred stock to 456,068 (which did not require shareholder approval and (ii) increasing authorized capital stock of the Company to 125,456,068 shares, consisting of 125,000,000 shares of Common Stock and 456,068 shares designated as Series A Stock.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, four proposals were submitted to the shareholders for approval as set forth in the Company’s definitive Proxy Statement.  Each of the proposals are described in detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on January 27, 2016.

At the Annual Meeting, the shareholders approved each of the four proposals.  The votes on the proposals were cast as follows:

Proposal No.1 – Election of Directors.  The shareholders elected James J. Fenlason, Robert L. Cohen, Mitchell R. Roth, Kenneth Cutshaw, and Heather Atkinson to serve on the Company’s Board of Directors.  The votes were cast as follows:

Name	For	Withheld
James J. Fenlason	143,008,804	37,636
Robert L. Cohen	143,008,804	37,636
Kenneth Cutshaw	143,008,804	37,636
Heather Atkinson	143,008,804	37,636
Mitchell R. Roth	143,008,804	37,636

Proposal No. 2 – Approval of an Amendment to the Company’s Articles of Incorporation to increase the Company’s authorized capital.  For proposal two, the holders of Common Stock and the holders of Series A Preferred Stock voted as separate classes.  The votes on this proposal were cast as follows:

Class	For	Against	Abstain
Common Votes	30,527,387	3,231,154	102,234
Series A Preferred Votes	116,420,625	0	0

Proposal No. 3 – Ratification and approval of GHP Horwath, P.C. as the Company’s independent registered public accounting firm.  The votes on this proposal were cast as follows:

For	Against	Abstain
149,484,200	255,398	797,200

Proposal No. 4 – Approval of the compensation of the Company’s named executive officers.  The votes on this proposal were cast as follows:

For	Against	Abstain
140,380,667	1,301,528	1,838,555

Item 7.01 –  Regulation FD

At the Annual Meeting the Company made a presentation to attendees.  A copy of the presentation is available on the Company’s website at: http://www.southernconcepts.com/investors/presentations/.

The information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.  This Item 7.01 on Form 8-K will not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.  Any reference to the Company’s internet address shall not be deemed to incorporate the information available at such internet address into this report.

Item 9.01  –   Financial Statements and Exhibits

(d)	Exhibits:

3.1            Amendment to the Articles of Incorporation of the Company as filed March 11, 2016.  Filed herewith.

SIGNATURES
                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 11th day of March 2016.

Southern Concepts Restaurant Group, Inc.

By:	/s/ Mitch Roth
Mitch Roth, Chief Executive Officer